INVESCO VAN KAMPEN INTERNATIONAL ADVANTAGE FUND                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING:  8/31/2011
FILE NUMBER :       811-05426
SERIES NO.:         37

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                        $    559
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                            $ 75
         Class C                            $ 45
         Class Y                            $ 12

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                          0.1335
       2 Dividends for a second class of open-end company shares
         (form nnn.nnnn)
         Class B                          0.1169
         Class C                          0.0710
         Class Y                          0.1581

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INVESCO VAN KAMPEN INTERNATIONAL GROWTH FUND                       SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING:  8/31/2011
FILE NUMBER :       811-05426
SERIES NO.:         38

72DD.  1 Total income dividends for which record date passed during the period. (000's Omitted)
         Class A                        $  5,452
       2 Dividends for a second class of open-end company shares
         (000's Omitted)
         Class B                        $    283
         Class C                        $    158
         Class R                        $     46
         Class Y                        $  9,926
         Institutional Class            $  2,698

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                          0.3379
       2 Dividends for a second class of open-end company shares
         (form nnn.nnnn)
         Class B                          0.1846
         Class C                          0.2036
         Class R                          0.2837
         Class Y                          0.4029
         Institutional Class              0.4547